April 26, 2000


Board of Directors
German American Bancorp
711 Main Street
Jasper, Indiana  47546-3042

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to German American Bancorp, an Indiana multi-bank holding company (the "Company"), in connection with the registration of 500,000 common shares (the "Shares"), covered by the above-referenced Registration Statement (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act") including the prospectus contained in the Registration Statement (as amended or supplemented, the "Prospectus") in connection with the Company's Dividend Reinvestment and Direct Share Purchase Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.

         In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

          1. The Registration Statement, including the form of prospectus, including therein, in the form in which it was filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. A copy of the Company's Articles of Incorporation, together with all amendments thereto, certified by the Secretary of State of the State of Indiana on April 14, 2000 to be a true and correct copy thereof;

          3.   A copy of the Bylaws of the Company, as amended to date;


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          4.   Resolutions  relating  to  the  approval  of  the  Plan  and  the registration of the Shares and the filing of the Registration Statement adopted by the Company's Board of Directors on or about January 25, 2000 (the "Resolutions");

          5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         We have also relied, without investigation as to the accuracy thereof, on other certificates of and oral and written communication from public officials and officers of the Company.

         For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(ii) that the Resolutions have not and will not be amended, altered or superseded before the filing of the Registration Statement; and (iii) that no changes will occur in the applicable law or the pertinent facts before the filing of the Registration Statement.

         Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the resolutions of the Board of Directors authorizing their issuance and the terms of the Plan as summarized in the Prospectus, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Opinion."

                                               Very truly yours,


                                               Ice Miller Donadio & Ryan